UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 24, 2020

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

1033 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 1.01

On February 24, 2020, Xcel Brands, Inc. (the “Company”) entered into an employment agreement with Isaac Mizrahi, a principal stockholder of the Company, for Mr. Mizrahi to continue to serve as Chief Design Officer of the Isaac Mizrahi brand.  The term of the employment agreement expires on December 31, 2022, subject to earlier termination, and may be extended, at the Company’s option for two successive one-year terms (each, a “Renewal Period”).  Mr. Mizrahi’s base salary shall be $1,800,000, $2,000,000 and $2,100,000 per annum during the term of the agreement and $2,250,000 and $2,400,000 during 2023 and 2024 if the term is extended, in each case, subject to adjustment in the event Mr. Mizrahi does not make a specified number of appearances on QVC.  Mr. Mizrahi shall be eligible to receive an annual cash bonus (the “bonus”) up to an amount equal to $2,500,000 less base salary for 2020 and $3,000,000 less base salary for 2021, 2022 and any year during the Renewal Period.  The Bonus shall consist of the DRT Revenue, Bonus, the Bricks and Mortar Bonus, the Endorsement Bonus and the Monday Bonus, if any, as determined in accordance with the below:

•“DRT Bonus” means for any calendar year an amount equal to 10% of the aggregate net revenue related to sales of Isaac Mizrahi brand products through direct response television.  The DRT Revenue Bonus shall be reduced by the amount of the Monday Bonus.

•“Bricks-and-Mortar Bonus” means for any calendar year an amount equal to 10% of the net revenues from sales of products under the Isaac Mizrahi brand but excluding DRT revenue and endorsement revenues.

•“Endorsement Bonus” means for any calendar year an amount equal to 40% of revenues derived from projects undertaken by the Company with one or more third parties solely for Mr. Mizrahi to endorse the third party’s products through the __ of Mr. Mizrahi’s name, likeness and/or image and neither the Company nor Mr. Mizrahi provides licensing or design.

•“Monday Bonus” means $10,000 for each appearance by Mr. Mizrahi on QVC on Mondays (subject to certain expectations) up to a maximum of 40 such appearances in a calendar year.

Mr. Mizrahi is required to devote his full business time and attention to the business and affairs of the Company and its subsidiaries; however, Mr. Mizrahi is the principal of IM Ready, LLC and Laugh Club, Inc. (“Laugh Club”), and accordingly, he may undertake promotional activities related thereto (including the promotion of his name, image, and likeness) through television, video, and other media (and retain any compensation he receives for such activities) (referred to as “Retained Media Rights”) so long as such activities (i) do not utilize the IM Trademarks, (ii) do not have a mutually negative impact upon or materially conflict with Mr. Mizrahi’s duties under the employment agreement, or (iii) are consented to by the Company.  The Company believes that it benefits from Mr. Mizrahi’s independent promotional activities by increased brand awareness of IM Brands and the IM Trademarks.

Severance.  If Mr. Mizrahi’s employment is terminated by us without “cause”, or if Mr. Mizrahi resigns with “good reason”, then Mr. Mizrahi will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for the longer of six months and the remainder of the then-current term, but in no event exceeding 18 months.  If Mr. Mizrahi’s employment is terminated by us without cause or if Mr. Mizrahi resigns with Good Reason, in each case within six months following a change of control (as defined in the employment agreement), Mr. Mizrahi shall be eligible to receive a lump sum payment equal to two times the sum of (i) his base salary (at an average rate that would have been in effect for such two year period following termination) plus (ii) the bonus paid or due to Mr. Mizrahi in the year prior to the change in control.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a one-year period after the termination of such employment (unless Mr. Mizrahi’s employment was terminated without cause or was terminated by him for good reason), Mr. Mizrahi may not permit his name to be used by or to participate in any business or enterprise (other than the mere passive ownership of not more than 3% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages, or proposes to engage in the Company’s business anywhere in the world other than the Company and its subsidiaries.  Also during his employment and for a one-year period after the termination of such employment, Mr. Mizrahi may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any or its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment wit the company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

On February 24, 2020 the Company entered into a services agreement with Laugh Club, an entity wholly-owned by Mr. Mizrahi pursuant to which Laugh Club shall provide services to Mr. Mizrahi, necessary for Mr. Mizrahi to perform her services pursuant to the employment agreement.  The Company will pay to Laugh Club an annual fee of 720,000 for such services.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Employment Agreement entered into on February 24, 2020 by and between the Company and Isaac Mizrahi.
99.2	Services Agreement entered into on February 24, 2020 by and among the Company and Laugh Club Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: February 28, 2020